Exhibit 10.1

January 15, 2018

Name: Steve Pietkiewicz (40074)
RE: LTC Discretionary Bonus Program

Dear Steve,
I am writing to you as you have recently received awards under the LTC Discretionary Bonus Program, and to inform you that as we align our compensation programs, the LTC Discretionary Bonus Program will cease to operate effective May 5th, 2018.
As a participant in the plan, I am pleased to confirm that you will receive the following final cash awards under the LTC Discretionary Bonus Program as follows:
Jan 2018:        $401,300 (for the period Jul 1st, 2017 to Dec 31st, 2017)
May 2018:    $272,700 (for the period Jan 1st, 2018 to May 5th, 2018)
Additionally, in recognition of your contribution to the business, I am pleased to confirm that you will receive the following additional one-time awards:

Date	Award Type	Amount USD
Jun 2018	Cash Award	$194,950
Jun 2018	Equity Award	$389,900
Dec 2018	Cash Award	$194,950
Jun 2019	Equity Award	$389,900
The equity award will be issued in the form of Restricted Stock Units which will vest 25% per year over the next four years.
You must be actively employed at ADI at the time these awards are paid to receive them.
ADI is committed to rewarding our high performing employees, and as such our compensation programs, including Bonus Plan, Sales Incentive Plan, Equity Programs and Performance Award Programs, are designed to reward for top performance.
ADI and LTC have combined to form the premier Analog Technology Company, and I believe this provides us all with a unique opportunity to combine our strengths to unleash the potential we have. If we can grow our business, particularly our revenue and profit as I know we can, we will all benefit from the rewards.
I am truly excited by our future and I look forward to working with you as we take our business forward to the next level.
Should you have any questions on this, please do not hesitate to contact me.
Yours sincerely,

Vincent Roche
CEO and President

Analog Devices, Inc. | One Technology Way | P.O. Box 9106 | Norwood, MA 02062-9106 | U.S.A | Tel: 781.329.4700